UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wade King, Chief Financial Officer of Cibus, Inc. (the “Company”), has informed the Company that he will be taking an indefinite leave of absence from the Company for family reasons, effective September 30, 2024. In connection with this leave of absence, Mr. King notified the Company on August 15, 2024 that he would be stepping down from the role of Chief Financial Officer, effective September 30, 2024.

In connection with the effectiveness of Mr. King’s leave of absence, the Company intends to appoint Carlo Broos, the Company’s Senior Vice President of Finance, to serve as Interim Chief Financial Officer. Such appointment is expected to be effective as of September 30, 2024.

Mr. Broos, age 53, has served as Senior Vice President of Finance of the Company since 2024 and has significant public finance, accounting and audit experience. Prior to his current role, Mr. Broos previously served as the Company’s Vice President of Finance and Business Development after joining the Company in 2011. Before joining the Company, Mr. Broos served as the Head of Finance (Services) for Syngenta Europe Africa Middle East from 2008 to 2011, as CFO Netherlands and CFO Belgium for Syngenta from 2005 to 2008, as Group Controller for Advanta from 2002 to 2005 and as Audit Manager at Deloitte (Netherlands) from 1995 to 2002. Mr. Broos completed a Master of Science in Business Administration from Radboud University in 1995 and completed a post-master program in accountancy at Tilburg University in the Netherlands in 1999, becoming Registered Accountant (the equivalent of a CPA) in the Netherlands.

Mr. Broos has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Broos and any other persons pursuant to which Mr. Broos would be appointed as Interim Chief Financial Officer, and there are no family relationships between Mr. Broos and any director or executive officer of the Company.

As of the date of this report, no new compensatory arrangements have been entered into in connection with the anticipated appointment of Mr. Broos to be Interim Chief Financial Officer.

Item 7.01.	Regulation FD Disclosure.

Upon Mr. King’s return from his leave of absence, the Company anticipates him taking on a newly established Chief Risk Officer role.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Mr. King’s leave of absence and anticipated management roles are forward-looking statements. Forward-looking statements may be identified by words such as “anticipate,” “intend”, “expect,” “plan,” and “will,” or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus’ management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus’ actual results, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to those discussed in the “Risk Factors” section of Cibus’ Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2024. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. In addition, the forward-looking statements included in this Current Report on Form 8-K represent Cibus’ views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2024	CIBUS, INC.

	By:	/s/ Rory Riggs
	Name:	Rory Riggs
	Title:	Chief Executive Officer and Chairman